Exhibit 1.1
Articles of Incorporation
For
NIMIN CAPITAL CORP.

Share Structure:	SHARE STRUCTURE SCHEDULE ATTACHED
Share Transfers	NO SECURITIES (OTHER THAN NON-CONVERTIBLE DEBT
Restrictions:	SECURITIES) OF THE CORPORATION SHALL BE TRANSFERRED
WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.

Number of Directors:

Min Number of Directors:	3

Max Number of Directors:	15

Business Restricted to:	None

Business Restricted from:	None

Other Provisions:	OTHER PROVISIONS SCHEDULE ATTACHED

Registration Authorized By: ROBYN BOURGEOIS AGENT OF CORPORATION

BUSINESS CORPORATIONS ACT (SECTION 6)	FORM 1
ALBERTA
Registries
ARTICLES OF INCORPORATION
1. NAME OF CORPORATION
     NIMIN CAPITAL CORP.
2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE
     Share Structure Schedule attached
3. RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:
No securities other than non-convertible debt securities) of the Corporation shall be transferred without the approval of the Board of Directors
4. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
     Minimum of Three (3); Maximum of Fifteen (15)
5. RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:
     None
6. OTHER PROVISIONS, IF ANY:
     Other Provisions Schedule Attached
7. INCORPORATOR

NAME	ADDRESS (INCLUDE POSTAL CODE)	SIGNATURE
ROBYN BOURGEOIS	1000, 400 — 3rd Avenue, S.W. Calgary, AB T2P 4H2

SHARE STRUCTURE SCHEDULE
Attached to and forming part of the Articles of Incorporation of
NIMIN CAPITAL CORP.
THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:
1.	An unlimited number of Common shares, the holders of which are entitled:
(a)	to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
(b)	to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common voting shares of the Corporation;
(c)	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and
(d)	to the rights, privileges and restrictions normally attached to common shares.
2.	An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:
(a)	the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;
(b)	the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the

Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and
(c)	if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

OTHER PROVISIONS SCHEDULE
Attached to and forming part of the Articles of Incorporation of
NIMIN CAPITAL CORP.
OTHER RULES OR PROVISIONS
1.	The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.
2.	Meetings of the shareholders of the Corporation may be held outside Alberta.

Name/Structure Change Alberta Corporation — Registration Statement
Alberta Amendment Date: 2007/08/09

Service Request Number: 10434970

Corporate Access Number: 2013269234

Legal Entity Name:	NIMIN CAPITAL CORP.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	NIMIN CAPITAL CORP.

New French Equivalent Name:

Nuans Number:	89925056

Nuans Date:	2007/05/24

French Nuans Number:

French Nuans Date:

Share Structure:	SHARE STRUCTURE SCHEDULE ATTACHED

Share Transfers Restrictions:	NONE

Number of Directors:

Min Number Of Directors:	3

Max Number Of Directors:	15

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	OTHER PROVISIONS SCHEDULE ATTACHED

BCA Section/Subsection:	173(1)(M)

Professional Endorsement Provided:

Future Dating Required:

Annual return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2007/05/31
Other Rules or Provisions	ELECTRONIC	2007/05/31

Registration Authorized By:	GILLIAN FINDLAY SOLICITOR

BUSINESS CORPORATIONS ACT	FORM 4
(SECTION 29 OR 177)
ALBERTA
Registries
ARTICLES OF AMENDMENT

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.:

NIMIN CAPITAL CORP.	2013269234
3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 173(1)(a) of the Business Corporations Act, R.S.A. 2000, C. B-9, the Articles of the Corporation may be amended by special resolution to add, change, or remove restrictions on the transfer of shares. The Share Transfer Restrictions as set out in the Articles of Incorporation are to be deleted in their entirety and replaced with:
“None”
Pursuant to Section 173(1)(f) of the Business Corporations Act, R.S.A. 2000, C. B-9, the Articles of the Corporation are amended to change the number of issued and outstanding Common Shares of the Corporation into a different number of shares of the same class (the “Consolidation”) on the basis of one (1) Common Share (a “Post Consolidated Common Share”) for every 3 Common Shares currently issued provided, however, that:
(i) holders of Common Shares (“Shareholders”) on the date that the certificate of amendment is issued to give effect to the Consolidation (the “Effective Date”) shall not be entitled to receive a certificate for a fractional Post Consolidated Common Share following the Consolidation;
(ii) upon Consolidation, where a Shareholder would otherwise receive a fractional Post Consolidated Common Share, such fractional share will be cancelled and the Shareholder will receive the next lower number of whole Post Consolidated Common Shares;
(iii) from and after the Effective Date, all outstanding share certificates for Common Shares will thereafter only represent the number of Post Consolidated Common Shares to which the holder is entitled after giving effect to this amendment.

DATE	SIGNATURE	TITLE

Name/Structure Change Alberta Corporation — Registration Statement
Alberta Amendment Date: 2009/09/03
Service Request Number: 13613170
Corporate Access Number: 2013269234

Legal Entity Name:	NIMIN CAPITAL CORP.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	NIMIN ENERGY CORP.

New French Equivalent Name:

Nuans Number:	96496013

Nuans Date:	2009/06/11

French Nuans Number:

French Nuans Date:

Share Structure:	SHARE STRUCTURE SCHEDULE ATTACHED

Share Transfers Restrictions:	NONE

Number of Directors:

Min Number Of Directors:	3

Max Number Of Directors:	15

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	OTHER PROVISIONS SCHEDULE ATTACHED

BCA Section/Subsection:	173(1)(A); 173(1)(F)

Professional Endorsement Provided:

Future Dating Required:

Annual returns are outstanding for the 2009 file year(s).

Annual Return

File Year	Date Filed
2008	2008/07/21
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2007/05/31
Other Rules or Provisions	ELECTRONIC	2007/05/31
Consolidation, Split, Exchange	ELECTRONIC	2009/09/03

Registration Authorized By:	LOUISE LEE SOLICITOR

BUSINESS CORPORATIONS ACT	FORM 4
(SECTION 29 OR 177)
ALBERTA
Registries
ARTICLES OF AMENDMENT

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.:

NIMIN CAPITAL CORP.	2013269234
3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
Pursuant to Section 173(1)(a) of the Business Corporations Act, R.S.A. 2000, C. B-9, the Articles of the Corporation are amended by changing the name of the Corporation to:
NIMIN ENERGY CORP.
Pursuant to Section 173(1)(f) of the Business Corporations Act, R.S.A. 2000, C. B-9, the Articles of the Corporation are amended to change the number of issued and outstanding Common Shares of the Corporation into a different number of shares of the same class (the “Consolidation”) on the basis of one (1) Common Share (a “Post Consolidated Common Share”) for every 3 Common Shares currently issued provided, however, that:
(i) holders of Common Shares (“Shareholders”) on the date that the certificate of amendment is issued to give effect to the Consolidation (the “Effective Date”) shall not be entitled to receive a certificate for a fractional Post Consolidated Common Share following the Consolidation;
(ii) upon Consolidation, where a Shareholder would otherwise receive a fractional Post Consolidated Common Share, such fractional share will be cancelled and the Shareholder will receive the next lower number of whole Post Consolidated Common Shares;
(iii) from and after the Effective Date, all outstanding share certificates for Common Shares will thereafter only represent the number of Post Consolidated Common Shares to which the holder is entitled after giving effect to this amendment.

DATE	SIGNATURE	TITLE